Filed Pursuant to Rule 424(b)(5)

Registration No. 333-295778

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 27, 2026)

WF International Limited

An aggregate offering amount of $166,999.50

We are offering 111,333 ordinary shares, par value US$0.00001 per share, at a price of $1.50 per share to certain investors pursuant to this prospectus supplement and the accompanying prospectus and a share purchase agreement, dated as of August 19, 2026 (the “August SPA”), with such investors.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “WXM.” As of August 19, 2026, the closing sale price of our ordinary shares was $4.50. As of the date of this prospectus supplement, we have not offered and sold any ordinary shares pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement. The highest closing sale price of our ordinary shares as reported by Nasdaq within the 60 days prior to the date of this prospectus supplement was $7.90 per share on August 11, 2026 and accordingly we may sell up to $6,520,802 of our ordinary shares hereunder based on 3,026,254 outstanding ordinary shares, of which 2,476,254 ordinary shares were held by non-affiliates as of the date of this prospectus supplement.

As we conduct substantially all of our operations in the People’s Republic of China (“China” or the “PRC”), we are subject to legal and operational risks associated with having substantially all of our operations in China, including risks related to the legal, political and economic policies of the PRC government, the relations between China and the United States, or Chinese or United States regulations, which risks could result in a material change in our operations and/or cause the value of our ordinary shares to significantly decline or become worthless and affect our ability to continue to offer securities to investors. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. As advised by our PRC counsel, Yuan Tai Law Offices, as of the date of this prospectus supplement, we are not directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), effective on March 31, 2023, which requires the filing of the overseas offering and listing plan by PRC domestic companies with the CSRC under certain conditions, and the filing with the CSRC by their underwriters associated with such companies’ overseas securities offering and listing. The Trial Measures states that, any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes, exchangeable notes and preferred shares, shall be subject to filing requirement within three business days after the completion of the offering. In the opinion of our PRC counsel, Yuan Tai Law Offices, we are subject to the filing requirements of the Trial Measures in connection with this offering. We plan to submit the CSRC filing in connection with this offering within three business days after the closing of this offering. If we do not submit the filing for this offering or any subsequent offering in a timely manner under PRC laws and regulations, we may be subject to investigations by competent PRC regulators, fines or penalties, and we may be ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

In addition, any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China based issuers or any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to list on a U.S. exchange and continue to offer our ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless. It is highly uncertain what the potential impact new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. exchange. Any failure of us to fully comply with the regulatory requirements may subject us to regulatory actions, such as warnings and fines, which may limit our operating privileges in China, delay or restrict the repatriation of the proceeds from offshore fund-raising activities into the PRC or take other actions that could materially adversely affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares.

Furthermore, as more stringent criteria have been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) recently, our securities may be prohibited from trading if our auditor cannot be fully inspected. On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in the PRC or Hong Kong. This list did not include our auditor, ZH CPA, LLC, which is headquartered in Denver, Colorado and can be inspected by the PCAOB. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary

On December 29, 2022, the Consolidated Appropriations Act, 2023, was signed into law, which amended the Holding Foreign Companies Accountable Act (the “HFCA Act”) (i) to reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two, and (ii) so that any foreign jurisdiction could be the reason why the PCAOB does not have complete access to inspect or investigate a company’s auditor. As it was originally enacted, the HFCA Act applied only if the PCAOB’s inability to inspect or investigate was due to a position taken by an authority in the foreign jurisdiction where the relevant public accounting firm is located. As a result of the Consolidated Appropriations Act, 2023, the HFCA Act now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCA Act. Such a prohibition would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with delisting would cause our securities to significantly decline in value or become worthless. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

As a holding company, WF relies on dividends and other distributions on equity paid by our PRC subsidiaries for its cash and financing requirements. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to WF. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our PRC subsidiaries via capital contribution or shareholder loans, as the case may be.

As of the date of this prospectus supplement, there have been certain cash flows between our Cayman Islands holding company and our subsidiaries, including intra-group borrowings of $7.3 million from Cayman Islands holding company to WF Nevada. Based on the advice of our counsel as to Cayman Islands law, Maples and Calder (Hong Kong) LLP, there are no limitations imposed by Cayman Islands law on WF’s ability to transfer cash or pay dividend or other distributions in cash to its shareholders, other than as set out under the section titled ”Dividend Policy”. Among WF and its subsidiaries, cash can be transferred from WF and its subsidiaries, Shan You International Group Limited and WF International Nevada LLC, as needed, in the form of capital contributions or shareholder loans, as the case may be, to our PRC subsidiaries as we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through capital contributions or loans, and only if we satisfy the applicable government registration and approval/filing requirements in China. The transfer of funds among companies are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Second Revision, the “Provisions on Private Lending Cases”), which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by our PRC counsel, Yuan Tai Law Offices, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations for ordinary production and business purposes. We have not been notified of any restriction which could limit our PRC subsidiaries’ ability to transfer cash between PRC subsidiaries within the PRC. We believe, as of the date of this prospectus supplement, there is no restriction imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except transfer of funds involving money laundering and criminal activities. The PRC government imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Further, to the extent cash or assets in our business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong in the event of any interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets. As of the date of this prospectus supplement, apart from certain cash flows between our Cayman Islands holding company and our subsidiaries, including intra-group borrowings of $7.3 million from Cayman Islands holding company to WF Nevada, no transfers, dividends or other distributions have been made from our subsidiaries to our Cayman Islands holding company or the investors out of the PRC, including U.S. investors, and no transfers, loans, or capital contributions have been made from our Cayman Islands holding company to any of our subsidiaries or the investors out of the PRC, including the U.S. investors. In addition, our primary operating subsidiary, Chengdu Shanyou HVAC Engineering Co., Ltd. (“Shanyou HVAC”), has maintained cash flow management policies which dictate the purpose, amount and procedure of cash transfers. Each transfer of cash into or from Shanyou HVAC is subject to internal approvals from at least two manager-level personnel including submitting supporting documentation (such as payment receipts or invoices), reviewing the documentation, and executing the payment. A single employee is not allowed to complete each and every stage of a cash transfer, but rather only specific parts of the whole procedure. Only the finance department is authorized to make cash transfers. Within the finance department, the roles for payment approval, payment execution, record keeping, and auditing are segregated to minimize risk.

We are both an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 and a “foreign private issuer” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and, as such, may elect to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings.

Investing in our securities involves significant risks. The risks could result in a material change in the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to continue to offer securities to investors. The ordinary shares offered in this prospectus supplement are shares of our Cayman Islands holding company, which has no material operations of its own and conducts substantially all of its operations through our operating entities established in China. See the section entitled “Item 3D. Risk Factors” in our 2025 Annual Report incorporated by reference in this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about August 21, 2026.

Prospectus Supplement dated August 20, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated May 27, 2026, included in the registration statement on Form F-3 (Registration No. 333-295778), including the documents incorporated by reference therein, which provides more general information, some of which may not be applicable to this offering.

This prospectus supplement provides specific terms of this offering of our ordinary shares and other matters relating to us and our financial condition. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any other offering materials, or any sale of the ordinary shares. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on behalf of us to subscribe for and purchase, any of the ordinary shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

It is important for you to read and consider all the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision.

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or unless the context otherwise requires, references to:

“Cayman”	The Cayman Islands
“China” or “PRC”	The People’s Republic of China. The term has a correlative meaning. When used in the case of laws, regulations and rules, “China” or the “PRC” refers to only such laws, regulations and rules of mainland China. When used in the case of government, governmental authorities, regulatory agencies, courts, jurisdictions, tax, entities, enterprises, individuals and residents of “China”, “PRC”, or “Chinese”, it refers to only such government, governmental authorities, regulatory agencies, courts, jurisdictions, tax, entities, enterprises, individuals and residents of mainland China.
“Code”	The United States Internal Revenue Code of 1986, as amended
“CSRC”	The China Securities Regulatory Commission
“Exchange Act”	The Securities Exchange Act of 1934, as amended
“HVAC”	Heating, ventilation, and air conditioning
“IPO”	The initial public offering of our ordinary shares, which was closed on April 1, 2025.
“Nasdaq”	Nasdaq Stock Market LLC
“ordinary shares”	Our ordinary shares, par value $0.000001 per share
“PCAOB”	The Public Company Accounting Oversight Board
“RMB” or “Renminbi”	Legal currency of China
“PFIC”	A passive foreign investment company
“SEC”	The United States Securities and Exchange Commission
“Securities Act”	The Securities Act of 1933, as amended
“Shanyou HK”	Shan You International Group Limited, a limited company organized under the laws of Hong Kong and a wholly owned subsidiary of WF.
“Shanyou HVAC”	Chengdu Shanyou HVAC Engineering Co., Ltd., a PRC limited liability company and wholly owned subsidiary of Sichuan Shanyou.
“Sichuan Shanyou” or “WFOE”	Sichuan Shanyou Zhiyuan Business Information Consulting Co., Ltd, a limited liability company organized under the laws of China, which is wholly owned by Shanyou HK
“US$,” “U.S. dollars,” “$,” and “dollars”	Legal currency of the United States
”WF”	WF International Limited, a Cayman Islands holding company
“WF Nevada”	WF International Nevada LLC, a limited liability company organized under the laws of the State of Nevada, which is wholly owned by WF

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Our reporting currency is the US$. The functional currency of our entities formed in China is the RMB. The functional currency of our entity incorporated in Hong Kong is the Hong Kong Dollar (“HKD”). The functional currency of our entity incorporated in America is the U.S. dollar. This prospectus supplement contains conversion of certain RMB amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. The conversion of RMB into U.S. dollars in this prospectus supplement is based on the exchange rate set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. Unless otherwise noted, with respect to amounts not recorded in our consolidated financial statements included elsewhere in this prospectus supplement, all translations from RMB to U.S. dollars and from U.S. dollars to RMB in this prospectus supplement are made at the rate RMB6.8980 to US$1.00. We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange.

Numerical figures included in this prospectus supplement may be subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

For the sake of clarity, this prospectus supplement follows the English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English. For example, the name of our Chairwoman will be presented as “Ni Jiang”, even though, in Chinese, Ms. Jiang’s name is presented as “Jiang Ni.”

Our fiscal year end is September 30. References to a particular “fiscal year” are to our fiscal year ended September 30 of that calendar year. Our audited consolidated financial statements have been prepared in accordance with the generally accepted accounting principles in the United States (the “U.S. GAAP”).

On May 14, 2026, the board of directors of the Company approved to effect a share consolidation (the “Share Consolidation”) at a ratio of 10-to-1 so that every ten ordinary shares are consolidated into one ordinary share (with the fractional shares rounding up to the next whole share). The Company’s ordinary shares commenced trading on the Nasdaq Stock Market on a post Share Consolidation basis on June 4, 2026. As a result of the Share Consolidation, the par value of the ordinary shares of the Company was changed from $0.000001 per share to $0.00001 per share.

We have proprietary rights to trademarks used in this prospectus supplement that are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement are without the ®, ™ and other similar symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

This prospectus supplement may contain trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in this prospectus supplement are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other person.

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PROSPECTUS SUPPLEMENT SUMMARY

Investors are cautioned that the securities may be offered under this prospectus supplement are securities of WF, our Cayman Islands holding company, which is not a Chinese operating company nor does it have any substantive business operations. WF conducts business in China through its subsidiaries.

This summary highlights information contained elsewhere in this prospectus supplement and incorporated by reference herein. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus supplement and the documents incorporated by reference herein carefully, including the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement, the section entitled “Item 3.D. Risk Factors” in our 2025 Annual Report incorporated by reference in this prospectus supplement, and our audited consolidated financial statements for the fiscal years ended September 30, 2024 and 2025 and related notes in our 2025 Annual Report incorporated by reference in this prospectus supplement and our unaudited condensed consolidated financial statements for the six months ended March 31, 2026 (the “2026 Interim Financials”) filed on Report on Form 6-K/A on August 17, 2026 and related notes in our 2026 Interim Financials incorporated by reference in this prospectus supplement, before deciding to invest in our ordinary shares.

Company Overview

WF is a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company with no material operations of its own, it conducts substantially all of its operations through its PRC subsidiaries, primarily Shanyou HVAC.

We are principally engaged in the provision of supply, installation, fitting-out and maintenance services for HVAC system, floor heating systems and water purification systems. We have provided the supply, installation and fitting-out services for HVAC systems for large-scaled commercial projects consisting of offices, hotels, manufactures, airports and hospitals, such as the International Finance Square HVAC projects across China, Chengdu Vanke Charm City, Chengdu Raffles Plaza, Chengdu Yinshi Plaza, Chengdu Metro No. Ten Line, and Panzhihua Jinhai Hotel. We currently focus on serving commercial real estate development clients that offer high-end fully furnished homes and pursuing contracts for industrial projects.

Since 2017, we have diversified our range of services or products to encompass heating and water purification solutions. Our offerings now include sales, installation, maintenance, and/or services of HVAC systems, floor heating systems and water purification systems in the high-end fully furnished residential projects.

Notable projects we have undertaken include, but are not limited to, (i) installation of 1,585 Toshiba brand units for the Jibao Ling Yun Feng Ge project (a 7.2 acres real estate development project in Chengdu, China, offering fully furnished units); (ii) 46 Mitsubishi Electric brand units for the B3 Group Air Conditioning Project in Luhu Ecological City (a 1.33 acres real estate development project); (iii) 864 Toshiba brand air-conditioning units for the Y9 Group project (a 5.27 acres real estate development project); (iv) 692 Toshiba brand air-conditioning units and 692 Brolan brand fresh air units for the C13 Group Air Conditioning Project (a 4.0 acres real estate development project); (v) 431 Toshiba brand units for the C20 Group Air Conditioning Project (2.8 acres real estate development project); (vi) 608 Gree brand units and 608 Brolan brand fresh air units for the Guangming Rongfu Air Conditioning and Fresh Air Project (a 3.33 acres real estate development project); (vii) 625 Toshiba brand units for the Phase 1, Section 1 Project of Shoukai Yunzhuming Mansion (a 3.33 acres real estate development project); and (viii) HVAC services for 20,000 square meters with Gree brand units for the Chengdu Longguang Century Center project.

Our current primary focus is on collaborating with property development companies that offer high-end fully furnished homes and pursuing contracts for industrial projects. We provide these clients with comprehensive electromechanical solutions, including the provision of supply, installation, fitting-out and maintenance services, for HVAC systems, floor heating systems and water purification systems. This approach has positioned us as an integrated supplier of both electromechanical products and installation services. Generally, we do not keep any inventories as our materials and equipment are purchased and consumed on a project-by-project basis. Suppliers of goods and services to our company mainly include: (i) suppliers of equipment of air-conditioning, fresh air ventilation, floor heating systems and water purification systems and related materials; and (ii) suppliers of subcontract services on our equipment and materials. In executing our projects, we are generally responsible for the planning of the engineering works, arrangement of direct labor and subcontractors, sourcing of materials and equipment, work supervision and quality control, and ensuring compliance with the customers’ requirements. We primarily subcontract the installation and fitting-out works of HVAC systems to our subcontractors, and we rely on the expertise of our in-house project team to ensure work quality that meets customer expectations and prescribed timelines. Our in-house team oversees engineering quality, procures equipment and materials, communicates with clients, handles project settlement, and controls costs. Further details of our suppliers are set out in the paragraphs headed “-Our Suppliers”.

We are driven by an experienced management team. Led by our CEO, Ke Chen, our business operation has formed a strong customer base in Chengdu and has expanded to neighboring cities including Meishan City and Mianyang City in Sichuan Province, Haikou in Hainan Province, and Chongqing, China. We generate revenues primarily through contracting services consisting of sales of products and provision of services. During the fiscal years ended September 30, 2025, 2024 and 2023 and the six months ended March 31, 2026 and 2025, our revenues were approximately $13.4 million, $15.5 million, $15.3 million, $2.3 million and $8.7 million, respectively. We generated net loss of approximately $3.3 million, $2.5 million and $0.4 million for the fiscal year ended September 30, 2025 and the six months ended March 31, 2026 and 2025, respectively, and net income of approximately $1.0 million and $1.5 million for the fiscal year ended September 30, 2024 and 2023, respectively.

Our Holding Company Structure

WF is a holding company and an exempted company under the laws of the Cayman Islands with no material operations of its own. As a holding company with no material operations of its own, WF conducts substantially all of its operations through our subsidiaries established in mainland China, primarily Shanyou HVAC, which started its business in Chengdu, China in 2009. See “Item 4. Information on the Company - A. History and Development of the Company” in the 2025 Annual Report for more details.

We face various risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations and face various legal and operational risks and uncertainties relating to doing business in China. For example, we and our subsidiaries in the PRC face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a United States or other foreign exchange. These risks could result in a material adverse change in our operations and the value of our ordinary shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. For a detailed description of risks relating to doing business in China, please refer to risks disclosed under “Item 3. Key Information-D. Risk Factors-Risks Relating to Doing Business in China” in the 2025 Annual Report.

The PRC government’s significant discretion and authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations, including data security or anti-monopoly related regulations, in this nature may cause our securities to significantly decline in value or become worthless. For more details, see “Item 3. Key Information-D. Risk Factors-Risks Relating to Doing Business in China- The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations at any time, which could result in a material change in our operations and our ordinary shares could decline in value or become worthless” in the 2025 Annual Report.

Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our ordinary shares. For more details, see “Item 3. Key Information-D. Risk Factors-Risks Relating to Doing Business in China- There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations” in the 2025 Annual Report.

The chart below summarizes our corporate structure as of the date of this prospectus supplement:

Cash and Other Assets Through Our Organization

Transfer of Funds and Other Assets

Within our direct holding structure, the cross-border transfer of funds from WF to its PRC subsidiaries is permitted under laws and regulations of the PRC currently in effect. Specifically, WF is permitted to provide funding to its PRC subsidiaries in the form of shareholder loans or capital contributions, subject to satisfaction of applicable government registration, approval and filing requirements in China. There are no quantity limits on WF’s ability to make capital contributions to its PRC subsidiaries under the PRC law and regulations. However, the PRC subsidiaries may only procure shareholder loans from overseas shareholders in an amount equal to the difference between their respective registered capital and total investment amount as recorded in the Chinese Foreign Investment Comprehensive Management Information System or 3.5 times of its net assets, at the discretion of such PRC subsidiary.

Except for intra-group borrowings of $7.3 million from Cayman Islands holding company to WF Nevada, there were no funds transfer between our Cayman Islands holding company and our subsidiaries, or among our PRC subsidiaries as of the date of this prospectus supplement. The transfer of funds between our PRC subsidiaries are subject to the Provisions on Private Lending Cases, which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases set forth that private lending contracts will be upheld as invalid under the circumstance that (i) the lender swindles loans from financial institutions for relending; (ii) the lender relends the funds obtained by means of a loan from another profit-making legal person, raising funds from its employees, illegally taking deposits from the public; (iii) the lender who has not obtained the lending qualification according to the law lends money to any unspecified object of the society for the purpose of making profits; (iv) the lender lends funds to a borrower when the lender knows or should have known that the borrower intended to use the borrowed funds for illegal or criminal purposes; (v) the lending is in violation of public orders or good morals; or (vi) the lending is in violation of mandatory provisions of laws or administrative regulations. We have relied on the opinion of our PRC counsel, Yuan Tai Law Offices, that the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between subsidiaries.

We maintain cash flow management policies dictating how funds are transferred between our Cayman Islands holding company and our subsidiaries, and within our subsidiaries. Each transfer of cash, is subject to internal approvals from at least two manager-level personnel, including submitting supporting documentation (such as payment request, payment receipts or invoices), reviewing the documentation, and executing the payment. A single employee is not allowed to complete each and every stage of a cash transfer, but rather only specific parts of the whole procedure. Only the finance department is authorized to make cash transfers. Within the finance department, the roles for payment approval, payment execution, record keeping, and auditing are segregated to minimize risk.

The PRC Enterprise Income Tax Law (the “EIT Law”) and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax arrangement between mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% subject to the satisfaction of the prescribed conditions thereunder. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries.

There is no assurance that the PRC government will not intervene or impose restrictions on the ability of us or our subsidiaries to transfer cash. Most of our cash is in Renminbi, and the PRC government could prevent the cash maintained in our bank accounts in mainland China from leaving mainland China, could restrict deployment of the cash into the business of our subsidiaries and restrict the ability to pay dividends. For details regarding the restrictions on our ability to transfer cash between us, and our subsidiaries, see “Item 3. Key Information-D. Risk Factors-Risks Related to Doing Business in China - We rely on dividends and other distributions on equity paid by our subsidiaries to fund offshore cash and financing requirements and any limitation on the ability of our PRC subsidiaries to transfer cash out of China and/or make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities” in the 2025 Annual Report.

Dividend Distribution to Investors

We have not previously declared or paid any cash dividend, dividend in kind or distributions, and have no plan to declare or pay any dividends or distributions in the near future on our shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. For more information, see “Item 8. Financial Information-8.A. Consolidated Statements and Other Financial Information-Dividends” in the 2025 Annual Report.

WF’s ability to pay dividends, if any, to its shareholders and to service any debt it may incur will depend upon dividends paid by our PRC subsidiaries. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, under PRC law, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. These reserves are not distributable as cash dividends. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to WF. See “Item 4. Information on the Company - Regulations - Regulations on Dividend Distributions” in the 2025 Annual Report. See also “Item 3 - 3.D. Risk Factors - Risks Related to Doing Business in China - We rely on dividends and other distributions on equity paid by our subsidiaries to fund offshore cash and financing requirements and any limitation on the ability of our PRC subsidiaries to make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities” in the 2025 Annual Report.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. If certain procedural requirements are satisfied, the payment of current account items, including profit distributions and trade and service related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE or its local branches. However, where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with competent government authorities or its authorized banks is required. If we fail to comply with such requirements and satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our offshore intermediary holding companies or ultimate parent company, and therefore, our shareholders. We cannot assure you, in light of such requirements relating to the convertibility of Renminbi into foreign currencies, that our current or future PRC subsidiaries will be able to satisfy their respective payment obligations that are denominated in foreign currencies, including the remittance of dividends outside of the PRC.

The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of mainland China. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any.

Effect of the Holding Foreign Companies Accountable Act

The HFCA Act, which was signed into law on December 18, 2020, requires a foreign company to submit that it is not owned or manipulated by a foreign government or disclose the ownership of governmental entities and certain additional information, if the PCAOB is unable to inspect completely a foreign auditor that signs the company’s financial statements. If the PCAOB is unable to inspect the Company’s auditors for three consecutive years, the Company’s securities will be prohibited from trading on a national exchange.

On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCA Act. Such final rules establish procedures that the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” (a registrant identified by the SEC as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction) and (ii) prohibiting the trading of an issuer that is a Commission-Identified Issuer for three consecutive years under the HFCA Act. The SEC began identifying Commission-Identified Issuers for the fiscal years beginning after December 18, 2020. A Commission-Identified Issuer is required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended, for example, September 30, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended September 30, 2022.

On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. This list did not include ZH CPA, LLC., our current auditor. Our auditor, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and MOF, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong without any limitations on scope. However, uncertainties exist with respect to the implementation of this framework and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Statement of Protocol. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary.

On December 29, 2022, the Consolidated Appropriations Act, 2023, was signed into law, which amended the HFCA Act (i) to reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two, and (ii) so that any foreign jurisdiction could be the reason why the PCAOB does not have complete access to inspect or investigate a company’s auditor. As it was originally enacted, the HFCA Act applied only if the PCAOB’s inability to inspect or investigate was due to a position taken by an authority in the foreign jurisdiction where the relevant public accounting firm is located. As a result of the Consolidated Appropriations Act, 2023, the HFCA Act now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located.

If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, then such lack of inspection could cause our securities to be delisted from the stock exchange.

For details on the effects of HFCA Act on us, see “Item 3. Key Information - D. Risk Factors - Risks Related to Doing Business in China - Our ordinary shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditors. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment” in the 2025 Annual Report.

Regulatory Developments

The PRC government has initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

Among other things, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”) and Anti-Monopoly Law of the People’s Republic of China promulgated by the Standing Committee of the National People’s Congress (the “SCNPC”) which became effective in 2008 and amended and put into effect as from August 1, 2022 (the “Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that the State Administration for Market Regulation (the “SAMR”) be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions of the State Council on the Standard for Declaration of Concentration of Business Operators, issued by the State Council in 2008 and amended on September 19, 2018, are triggered. Moreover, the Anti-Monopoly Law requires that transactions which involve national security, the examination on national security shall also be conducted according to the relevant provisions of the State Council. In addition, the PRC Measures for the Security Review of Foreign Investment which became effective in January 2021 require acquisitions by foreign investors of PRC companies engaged in military-related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition.

On July 6, 2021, the relevant PRC governmental authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law, or the Opinions. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As official guidance and related implementation rules on these opinions have not been issued yet, the interpretation of these opinions remains unclear at this stage. See “Item 3. Key Information-D. Risk Factors-Risks Relating to Doing Business in China- Approval of the CSRC or other PRC government authorities may be required in connection with our future offerings under PRC law, and if required, we cannot predict whether or for how long we will be able to obtain such approval” in the 2025 Annual Report.

On December 28, 2021, the Measures for Cybersecurity Review (2021 Version) was promulgated and became effective on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. The Measures for Cybersecurity Review (2021 Version), further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. We have relied on the opinion of our PRC counsel, Yuan Tai Law Offices, that as a result of: (i) we do not hold personal information on more than one million users in our business operations; and (ii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities, we are not required to apply for a cybersecurity review under the Measures for Cybersecurity Review (2021 Version).

As advised by our PRC legal counsel, Yuan Tai Law Offices, the PRC governmental authorities may have wide discretion in the interpretation and enforcement of these laws, including the interpretation of the scope of “critical information infrastructure operators.” In anticipation of the strengthened implementation of cybersecurity laws and regulations and the continued expansion of our business, we may face challenges in addressing its requirements and make necessary changes to our internal policies and practices in data processing. As of the date of this prospectus supplement, we have not been involved in any investigations on cybersecurity review made by the CAC on such basis, and we have not received any inquiry, notice, warning, or sanctions in such respect.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law, which integrates the scattered rules with respect to personal information rights and privacy protection and took effect on November 1, 2021. Personal information refers to information related to identified or identifiable natural persons which is recorded by electronic or other means and excluding anonymized information. The Personal Information Protection Law provides that a personal information processor could process personal information only under prescribed circumstances such as with the consent of the individual concerned and where it is necessary for the conclusion or performance of a contract to which such individual is a party to the contract. If a personal information processor shall provide personal information to overseas parties, various conditions shall be met, which includes security evaluation by the national network department and personal information protection certification by professional institutions. The Personal Information Protection Law raises the protection requirements for processing personal information, and many specific requirements of the Personal Information Protection Law remain to be clarified by the CAC, other regulatory authorities, and courts in practice. We may be required to make further adjustments to our business practices to comply with the personal information protection laws and regulations.

On February 17, 2023, CSRC released the Trial Measures together with five guidelines, which became effective on March 31, 2023. The Trial Measures lay out the filing regulation arrangement for both direct and indirect overseas listing by PRC domestic companies, and clarify the determination criteria for indirect overseas listing in overseas markets. Any future securities offerings and listings outside of mainland China by our Company, including but not limited to, follow-on offerings, secondary listings and going private transactions, will be subject to the filing requirements with the CSRC under the Trial Measures. As there is uncertainty with respect to the filing requirements under the Trial Measures and their implementation, we cannot be sure that we will be able to complete such filings in a timely manner, or at all. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless. See “Item 3. Key Information - D. Risk Factors - Risks Relating to Doing Business in China - Approval of the CSRC or other PRC government authorities may be required in connection with our future offerings under PRC law, and if required, we cannot predict whether or for how long we will be able to obtain such approval” in the 2025 Annual Report.

Permits and Permission Required from the PRC Authorities for Our Operations and Securities Offerings

Currently, we and our PRC subsidiaries have received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied. Such licenses and permissions include Business License, Safety Manufacturing License and Construction Industry Enterprises Qualification Certificate.

As of the date of this prospectus supplement, WF and its PRC subsidiaries are not subject to permission requirements from the CSRC, the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve of its PRC subsidiaries’ operations. Furthermore, as of the date of this prospectus supplement, apart from the filings in connection with offerings after our initial public offering which have been submitted to CSRC and are currently under review by CSRC and the filing with CSRC in connection with this offering which is expected to be submitted within three business days after the closing of this offering, WF and our PRC subsidiaries, (i) are not required to obtain permissions from the PRC authorities, including the CSRC or the CAC, to offer securities to investors; and (ii) have not received or were denied such permissions by any PRC authority. We are subject to the risks of uncertainty of any future actions of the PRC government in this regard including the risk that we inadvertently conclude that the permission or approvals discussed here are not required, that applicable laws, regulations or interpretations change such that we and our PRC subsidiaries are required to obtain approvals in the future.

Implications of Being an Emerging Growth Company

We had less than $1.235 billion in revenue during our last fiscal year. As a result, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our ordinary shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” if our annual gross revenues exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period.

Implications of Being a Foreign Private Issuer

We report under the Exchange Act, as a non-U.S. company with “foreign private issuer” status. Even after we no longer qualify as an emerging growth company, so long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act and the rules thereunder that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. GAAP;

●	the sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of any securities registered under the Exchange Act;

●	the sections of the Exchange Act that impose liability on insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act that require the filing with the SEC of quarterly reports on Form 10-Q, containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events.

We are required to file with the SEC, within four months after the end of each fiscal year (or such other reports required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

Corporate Information

Our principal executive offices are located at No. 1110, 11th Floor, Unit 1, Building 7, No. 477, Wanxing Road, Chengdu, Sichuan, China 610041, and our telephone number is +86 (28) 86210882. Our registered office in the Cayman Islands is at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands or at such other place in the Cayman Islands as our directors may at any time decide. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19711.

Summary of Risk Factors

Below please find a summary of the principal risks we face, organized under relevant headings. For a detailed description of the risk factors WF and our subsidiaries may face, see “Item 3. Key Information—D. Risk Factors” in our 2025 Annual Report, which is incorporated by reference into this prospectus supplement and the section titled “Risk Factors” in this prospectus supplement.

Risks Related to This Offering

●	Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree;

●	You may experience future dilution as a result of future equity offerings or other equity issuances;

●	There has been and may continue to be significant volatility in the volume and price of our ordinary shares on the Nasdaq Capital Market;

●	Securities analysts may not cover our ordinary shares and this may have a negative impact on the market price of our ordinary shares; and

Risks Related to Doing Business in China

We are subject to risks and uncertainties relating to doing business in China in general, including, but are not limited to, the following:

●	The CSRC has recently released the Trial Measures for China-based companies seeking to conduct overseas offering and listing in foreign markets. Under the Trial Measures, the PRC government exerts more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our ordinary shares to investors and could cause the value of our ordinary shares to significantly decline or such shares to become worthless. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in China — The CSRC has recently released the Trial Measures for China-based companies seeking to conduct overseas offering and listing in foreign markets. Under the Trial Measures, the PRC government exerts more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares to investors and could cause the value of our ordinary shares to significantly decline or such shares to become worthless” in the 2025 Annual Report.

●	Changes in the political and economic policies of the PRC government or in relations between China and the United States may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in China — Changes in the political and economic policies of the PRC government or in relations between China and the United States may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies” in the 2025 Annual Report.

●	There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in China — There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations” in the 2025 Annual Report.

●	The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and this offering at any time, which could result in a material change in our operations and our ordinary shares could decline in value or become worthless. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in China — The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and this offering at any time, which could result in a material change in our operations and our ordinary shares could decline in value or become worthless” in the 2025 Annual Report.

●	The rules and regulations in China can change quickly with little advance notice and uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could limit the legal protections available to you and us. See “Item 3. Key Information - D. Risk Factors — The rules and regulations in China can change quickly with little advance notice and uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could limit the legal protections available to you and us” in the 2025 Annual Report.

●	To the extent cash or assets in our business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong in the event of any interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in China — To the extent cash or assets in our business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong in the event of any interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies” in the 2025 Annual Report.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us, our executive officers or directors based on foreign laws. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in China — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws” in the 2025 Annual Report.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in the 2025 Annual Report.

●	We rely on dividends and other distributions on equity paid by our subsidiaries to fund offshore cash and financing requirements and any limitation on the ability of our PRC subsidiaries to transfer cash out of China and/or make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in China — We rely on dividends and other distributions on equity paid by our subsidiaries to fund offshore cash and financing requirements and any limitation on the ability of our PRC subsidiaries to transfer cash out of China and/or make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities” in the 2025 Annual Report.

●	Our ordinary shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditor. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in China — Our ordinary shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditors. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, the Accelerating Holding Foreign Companies Accountable Act which was enacted on December 29, 2022 amends the HFCA Act and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three” in the 2025 Annual Report.

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

●	Our business relies on successful tenders and any failure of ours to secure tender contracts could materially adversely affect our operations and financial results. See “Item 3. Key Information - D. Risk Factors - Our business relies on successful tenders and any failure of ours to secure tender contracts could materially adversely affect our operations and financial results” in the 2025 Annual Report.

●	Error or inaccurate estimation of project duration or costs may result in substantial loss or adversely affect our revenue and profitability. See “Item 3. Key Information - D. Risk Factors - Error or inaccurate estimation of project duration or costs may result in substantial loss or adversely affect our revenue and profitability” in the 2025 Annual Report.

●	Our revenue and profit margin are subject to fluctuations driven by various factors and our past revenue and profit margin may not be indicative of our future financial performance. See “Item 3. Key Information - D. Risk Factors - Our revenue and profit margin are subject to fluctuations driven by various factors and our past revenue and profit margin may not be indicative of our future financial performance” in the 2025 Annual Report.

●	Some of our major customers require access to substantial financing. Their failure to obtain adequate financing in a timely manner could affect our financial performance and condition. See “Item 3. Key Information - D. Risk Factors – Some of our major customers require access to substantial financing. Their failure to obtain adequate financing in a timely manner could affect our financial performance and condition” in the 2025 Annual Report.

●	We may not be able to receive the full amount due from customers for our work. See “Item 3. Key Information - D. Risk Factors - We may not be able to receive the full amount due from customers for our work” in the 2025 Annual Report.

●	Over reliance on our major suppliers may adversely affect our business operation in the event of supply chain disruptions. See “Risk Factors - Over reliance on our major suppliers may adversely affect our business operation in the event of supply chain disruptions” in the 2025 Annual Report.

●	Unsatisfactory performance by our subcontractors or the unavailability of subcontractors may adversely affect our operations and profitability. See “Item 3. Key Information - D. Risk Factors - Unsatisfactory performance by our subcontractors or the unavailability of subcontractors may adversely affect our operations and profitability” in the 2025 Annual Report.

●	Changes in U.S. and international trade policies, particularly with regard to China, and the ongoing trade war between China and the United States, may adversely impact our business and operating results. See “Item 3. Key Information - D. Risk Factors - Changes in U.S. and international trade policies, particularly with regard to China, and the ongoing trade war between China and the United States, may adversely impact our business and operating results” in the 2025 Annual Report.

●	We have identified a material weakness in our internal controls over financial reporting. If we do not adequately remediate this material weakness, or if we experience additional material weaknesses in the future or otherwise fail to maintain effective internal controls, we may not be able to accurately or timely report our financial condition or results of operations, or comply with the accounting and reporting requirements applicable to public companies, which may adversely affect investor confidence in us and the market price of our shares. See “Item 3. Key Information - D. Risk Factors - We have identified a material weakness in our internal controls over financial reporting. If we do not adequately remediate this material weakness, or if we experience additional material weaknesses in the future or otherwise fail to maintain effective internal controls, we may not be able to accurately or timely report our financial condition or results of operations, or comply with the accounting and reporting requirements applicable to public companies, which may adversely affect investor confidence in us and the market price of our shares” in the 2025 Annual Report.

THE OFFERING

Securities offered in this offering	111,333 ordinary shares

Ordinary shares outstanding immediately before the offering	3,026,256 ordinary shares

Ordinary shares outstanding after this offering	3,137,589 ordinary shares

Offering Price Per Share	$1.50 per share

Use of Proceeds	We intend to use the net proceeds of this offering for working capital and general business purposes. See “Use of Proceeds” on Page S-17 of this prospectus supplement.

Transfer agent and registrar	VStock Transfer, LLC

Listing	Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “WXM.”

Risk Factors	Investing in our securities involves a high degree of risk. For a discussion of factors, you should consider carefully before deciding to invest in our securities, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-16 of this prospectus supplement and in the other documents incorporated by reference into this prospectus supplement.

The number of ordinary shares to be outstanding after this offering is based on 3,026,256 ordinary shares outstanding as of the date hereof.

RISK FACTORS

The following is a summary of certain risks that should be carefully considered along with the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should carefully consider the risk factors incorporated by reference to the 2025 Annual Report, as well as the other documents incorporated by reference and the other information contained in this prospectus supplement and accompanying prospectus, as updated by our subsequent filings under the Exchange Act. If any of the following events actually occurs, our business, operating results, prospects, or financial condition could be materially and adversely affected. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to This Offering

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional ordinary shares or other securities convertible into or exchangeable for ordinary shares. We cannot assure you that we will be able to sell our ordinary shares or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per share in this offering.

There has been and may continue to be significant volatility in the volume and price of our ordinary shares on the Nasdaq Capital Market.

The market price of our ordinary shares has been and may continue to be highly volatile. Factors, including changes in the industry we operate in, changes in the Chinese economy, potential infringement of our intellectual property, competition, concerns about our financial position, operations results, litigation, government regulation, developments or disputes relating to agreements, patents or proprietary rights, may have a significant impact on the market volume and price of our stock. Unusual trading volume in our shares occurs from time to time.

Securities analysts may not cover our ordinary shares and this may have a negative impact on the market price of our ordinary shares.

The trading market for our ordinary shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our ordinary shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our ordinary shares, changes their opinion of our ordinary shares or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our ordinary shares could decrease and we could lose visibility in the financial markets, which could cause our stock price and trading volume to decline.

Sales of a substantial number of shares of our ordinary shares in the public market could cause our stock price to fall.

Sales of a substantial number of ordinary shares in the public market could occur at any time. As of August 19, 2026, we had 3,026,254 ordinary shares outstanding. If our shareholders sell, or the market perceives that our shareholders intend to sell, substantial amounts of our ordinary shares in the public market, the market price of our ordinary shares could decline significantly.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $0.2 million. We intend to use the net proceeds from this offering for working capital and general business purposes.

Our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities.

DIVIDEND POLICY

Our board of directors has discretion regarding whether to declare or pay dividends, subject to the amended and restated memorandum and articles of association of our company and certain requirements of Cayman Islands law. All dividends are subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that we are able to pay our debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We have never declared or paid cash dividends on our ordinary shares. We currently do not have any plans to pay cash dividends. Rather, we currently intend to retain all of our available funds and any future earnings to operate and grow our business.

Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

CAPITALIZATION AND INDEBTEDNESS

The following tables set forth our consolidated cash and cash equivalents and capitalization as of March 31, 2026. Such information is set forth on the following basis:

●	on an actual basis and;

●	on a pro forma basis to give effect to issuances of ordinary shares after March 31, 2026, which includes the ordinary shares issued in the private placement that was consummated in June 2026 (the “June 2026 PIPE”), certain payment shares issued to third-party consultants (the “Consultant Shares”), and the ordinary shares in this offering, at the offering price of $1.50 per share, after deducting the estimated offering expenses payable by us;

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

	Actual	Pro forma giving effect to June 2026 PIPE, Consultant Shares, and this offering
Total Debts	$3,189,055	$3,189,055
Shareholders’ equity
Ordinary shares, $0.00001 par value, 4,900,000,000 shares authorized; 1,024,834 shares issued and outstanding as of March 31, 2026* and 3,137,587 shares issued and outstanding on a pro forma basis, respectively	10	31
Preference share, $0.000001 par value, 1,000,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	10,192,926	12,791,099
Statutory reserve	186,225	186,225
Accumulated deficits	(4,251,259)	(4,251,259)
Accumulated other comprehensive loss	(235,732)	(235,732)
Total equity of the Company’s shareholders	5,892,170	8,490,364
Total capitalization	9,081,225	11,679,419

*	Shares and per share data are presented on a retroactive basis to reflect the one-for-ten share combination effective June 4, 2026.

DILUTION

If you invest in our ordinary shares, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per ordinary share immediately after this offering. Our net tangible book value of our ordinary shares as of March 31, 2026 was approximately $5.8 million, or approximately $5.68 per share based on 1,024,834 shares outstanding at that time. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the closing of June 2026 PIPE for aggregate gross proceeds of approximately $2.0 million, adjusted net tangible book value as of March 31, 2026 was $8.3 million, or $2.75 per ordinary share.

After giving effect to the sale of 111,333 ordinary shares in this offering at an offering price of $1.5 per share, and after deducting the estimated offering expenses that we will pay, and after giving effect to the June 2026 PIPE, our pro forma as adjusted net tangible book value as of March 31, 2026 would have been approximately $8.4 million, or approximately $2.68 per share. This represents an immediate decrease in net tangible book value of $0.07 per share to our existing shareholders and an immediate increase in net tangible book value of approximately $1.18 per share to new investors participating in this offering, as illustrated by the following table:

Offering price per share	$1.50
Historical net tangible book value per share as of March 31, 2026	5.68
Pro forma increase in net tangible book value per share attributable to June 2026 PIPE	(2.93)
Decrease in pro forma net tangible book value per share attributable to this offering	(0.07)
Pro form as adjusted net tangible book value per share as of March 31, 2026 after this offering	2.68
Dilution per share to new investors	$—

The discussion of dilution, and the table quantifying it, assume the sale of all shares covered by this prospectus supplement and no exercise of any outstanding options or warrants or other potentially dilutive securities. The exercise of potentially dilutive securities having an exercise price less than the offering price would increase the dilutive effect to new investors.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following describes our securities, summarizes the material provisions of our M&A, which is based upon, and is qualified by reference to, our M&A. This summary does not purport to be a summary of all of the provisions of our M&A. You should read our M&A which are filed as exhibits to our 2025 Annual Report, for the provisions that are important to you.

PLAN OF DISTRIBUTION

We are filing this prospectus supplement to cover the offer and sale of 111,333 ordinary shares to investors who purchased the ordinary shares pursuant to the August SPA subject to the conditions and limitations therein.

Our ordinary shares offered hereby are being sold directly to investors by the Company and not through any placement agent, underwriter or securities broker or dealer.

A copy of the form of the August SPA had been included as exhibits to a Report of Foreign Private Issuer on Form 6-K furnished with the SEC on August 20, 2026. We currently anticipate that closing of the sale of all 111,333 ordinary shares offered in this offering will take place on or about August 21, 2026.

We will pay all costs, fees and expenses incurred in connection with this offering, including, without limitation, all SEC filing fees, Nasdaq listing fees, fees and expenses of our counsel and accountants, blue sky fees and expenses. We estimate our total expenses for this offering will be approximately $69,000.

LEGAL MATTERS

The validity of the ordinary shares will be passed upon for us by Maples, our special legal counsel as to the laws of Cayman Islands. Certain legal matters as to PRC law will be passed upon for us by Yuan Tai Law Offices.

EXPERTS

The consolidated financial statements as of and for the years ended September 30, 2025 and 2024, incorporated by reference in this prospectus supplement to the Annual Report on Form 20-F for the year ended September 30, 2025, have been so incorporated in reliance on the report of ZH CPA, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The offices of ZH CPA, LLC are located at 999 18th Street, Suite 3000, Denver, Colorado, 80202 USA.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus supplement. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the information contained in the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus supplement (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

We incorporate by reference the documents listed below:

●	our Annual Report on Form 20-F for the fiscal year ended September 30, 2025 filed with the SEC on January 30, 2026;

●	our Reports on Form 6-K filed with the SEC on March 24, 2026, April 2, 2026, May 5, 2026, June 1, 2026, June 25, 2026, June 26, 2026, and August 19, 2026 and Amendment No. 1 to the Form 6-K filed with the SEC on August 17, 2026;

●	the description of the Company’s ordinary shares contained in the Form 8-A12B, filed with the SEC on December 20, 2024, and any further amendment or report filed hereafter for the purpose of updating such description; and

●	with respect to each offering of the securities under this prospectus supplement, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus supplement.

Our 2025 Annual Report contains a description of our business and audited consolidated financial statements with reports by our independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference into this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus supplement is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus supplement but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to: WF International Limited, No. 1110, 11th Floor, Unit 1, Building 7, No. 477, Wanxing Road, Chengdu, Sichuan, China 610041, and our telephone number is +86 (28) 86210882.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form F-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports of foreign private issuer on Form 6-K.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We also maintain a corporate website at https://wf.international/, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus supplement.

Additionally, under the Securities Act the holders of our ordinary shares are entitled, upon giving written notice to us, to inspect (i) our M&A, (ii) our register of members, (iii) our register of directors and (iv) minutes of meetings and resolutions of members, and to make copies of, and take extracts from the, these documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests.

WF International Limited

US$60,000,000

Ordinary Shares
Preference Shares
Debt Securities
Warrants
Subscription Rights
Units

We may offer, issue and sell from time to time, in one or more offerings, up to $60,000,000, in the aggregate, of the ordinary shares, preference shares, debt securities, subscription rights, warrants and units (collectively, the “securities”) of WF International Limited (the “Company”, “we”, “us”, and “our”). We may offer, issue and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The applicable prospectus supplement will set forth the names of the underwriters, dealers or agents, if any, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. For general information about the distribution of securities offered, see “Plan of Distribution” beginning on page 20 of this prospectus.

As we conduct substantially all of our operations in the People’s Republic of China (“China” or the “PRC”), we are subject to legal and operational risks associated with having substantially all of our operations in China, including risks related to the legal, political and economic policies of the PRC government, the relations between China and the United States, or Chinese or United States regulations, which risks could result in a material change in our operations and/or cause the value of our ordinary shares to significantly decline or become worthless and affect our ability to continue to offer securities to investors. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. As advised by our PRC counsel, Yuan Tai Law Offices, as of the date of this prospectus, we are not directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), effective on March 31, 2023, which requires the filing of the overseas offering and listing plan by PRC domestic companies with the CSRC under certain conditions, and the filing with the CSRC by their underwriters associated with such companies’ overseas securities offering and listing. The Trial Measures states that, any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes, exchangeable notes and preferred shares, shall be subject to filing requirement within three business days after the completion of an applicable offering. In the opinion of our PRC counsel, Yuan Tai Law Offices, we are subject to the filing requirements of the Trial Measures in connection with applicable securities offerings, including an offering made pursuant to this prospectus. We will be required to submit the CSRC  filing within three business days after a closing of applicable securities offerings, including an offering made pursuant to this prospectus. If we do not submit the filing for such offering in a timely manner under PRC laws and regulations, we may be subject to investigations by competent PRC regulators, fines or penalties, and we may be ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

In addition, any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China based issuers or any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to list on a U.S. exchange and continue to offer our ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless. It is highly uncertain what the potential impact new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. exchange. Any failure of us to fully comply with the regulatory requirements may subject us to regulatory actions, such as warnings and fines, which may limit our operating privileges in China, delay or restrict the repatriation of the proceeds from offshore fund-raising activities into the PRC or take other actions that could materially adversely affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares.

Furthermore, as more stringent criteria have been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) recently, our securities may be prohibited from trading if our auditor cannot be fully inspected. On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in the PRC or Hong Kong. This list did not include our auditor, ZH CPA, LLC, which is headquartered in Denver, Colorado and can be inspected by the PCAOB. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary

On December 29, 2022, the Consolidated Appropriations Act, 2023, was signed into law, which amended the Holding Foreign Companies Accountable Act (the “HFCA Act”) (i) to reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two, and (ii) so that any foreign jurisdiction could be the reason why the PCAOB does not have complete access to inspect or investigate a company’s auditor. As it was originally enacted, the HFCA Act applied only if the PCAOB’s inability to inspect or investigate was due to a position taken by an authority in the foreign jurisdiction where the relevant public accounting firm is located. As a result of the Consolidated Appropriations Act, 2023, the HFCA Act now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCA Act. Such a prohibition would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with delisting would cause our securities to significantly decline in value or become worthless. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

As a holding company, WF relies on dividends and other distributions on equity paid by our PRC subsidiaries for its cash and financing requirements. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to WF. In the future, cash proceeds raised from overseas financing activities, may be transferred by us to our PRC subsidiaries via capital contribution or shareholder loans, as the case may be.

As of the date of this prospectus, there have been certain cash flows between our Cayman Islands holding company and our subsidiaries, including intra-group borrowings of $7.3 million from Cayman Islands holding company to WF Nevada. Based on the advice of our counsel as to Cayman Islands law, Maples and Calder (Hong Kong) LLP, there are no limitations imposed by Cayman Islands law on WF’s ability to transfer cash or pay dividend or other distributions in cash to its shareholders, other than as set out under the section titled “Dividend Policy”. Among WF and its subsidiaries, cash can be transferred from WF and its subsidiaries, Shan You International Group Limited and WF International Nevada LLC, as needed, in the form of capital contributions or shareholder loans, as the case may be, to our PRC subsidiaries as we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through capital contributions or loans, and only if we satisfy the applicable government registration and approval/filing requirements in China. The transfer of funds among companies are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Second Revision, the “Provisions on Private Lending Cases”), which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by our PRC counsel, Yuan Tai Law Offices, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations for ordinary production and business purposes. We have not been notified of any restriction which could limit our PRC subsidiaries’ ability to transfer cash between PRC subsidiaries within the PRC. We believe, as of the date of this prospectus, there is no restriction imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except transfer of funds involving money laundering and criminal activities. The PRC government imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Further, to the extent cash or assets in our business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong in the event of any interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets. As of the date of this prospectus, apart from the intra-group borrowings of $7.3 million from Cayman Islands holding company to WF Nevada, no transfers, dividends or other distributions have been made from our subsidiaries to our Cayman Islands holding company or the investors out of the PRC, including U.S. investors, and no transfers, loans, or capital contributions have been made from our Cayman Islands holding company to any of our subsidiaries or the investors out of the PRC, including the U.S. investors. In addition, our primary operating subsidiary, Chengdu Shanyou HVAC Engineering Co., Ltd. (“Shanyou HVAC”), has maintained cash flow management policies which dictate the purpose, amount and procedure of cash transfers. Each transfer of cash into or from Shanyou HVAC is subject to internal approvals from at least two manager-level personnel including submitting supporting documentation (such as payment receipts or invoices), reviewing the documentation, and executing the payment. A single employee is not allowed to complete each and every stage of a cash transfer, but rather only specific parts of the whole procedure. Only the finance department is authorized to make cash transfers. Within the finance department, the roles for payment approval, payment execution, record keeping, and auditing are segregated to minimize risk.

We are both an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 and a “foreign private issuer” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and, as such, may elect to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer.”

We are also a “controlled company” under the Nasdaq listing rules. Our officers and directors have significant influence over the Company due to their significant shareholding in the Company; in particular Ms. Ke Chen, our director and Chief Executive Officer, currently beneficially owns an aggregate of 37.6% of our outstanding ordinary shares, as of the date of this prospectus. For more information regarding Ms. Chen’s beneficial ownership, see “Item 6. Directors, Senior Management and Employees” in our Annual Report on Form 20-F for the fiscal year ended September 30, 2025 (the “2025 Annual Report”), filed with the Securities Exchange Commission (the “SEC”) on January 30, 2026 and incorporated by reference in this prospectus. As a result of Ms. Chen’s significant ownership, we are deemed a “controlled company” under Nasdaq listing rules. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, the investors would not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Our status as a controlled company could cause our ordinary shares to look less attractive to certain investors or otherwise harm the trading price of our ordinary shares. See “Prospectus Summary — Implications of Being a Controlled Company” and “Item 3D. Risk Factors — Risks Related to Ownership of our Ordinary Shares — We will be a ‘controlled company’ as defined under the Nasdaq Listing Rules. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future and you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements” in our 2025 Annual Report.

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “WXM.” The last reported sale price for ordinary shares on May 7, 2026 as quoted on the Nasdaq Capital Market was $0.475 per share. On December 24, 2025, we received written notice (the “Notice”) from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market, LLC (the “Nasdaq Staff”) notifying us that we are not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1) for continued listing on The Nasdaq Capital Market. To regain compliance, our ordinary shares must have a closing bid price of at least US$1.00 for a minimum of 10 consecutive business days by June 22, 2026. We are actively monitoring the closing bid price of our ordinary shares and may, if appropriate, consider implementing a share consolation of our ordinary shares, to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules. See “Risk Factors - Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our ordinary shares.”

Investing in our securities involves significant risks. The risks could result in a material change in the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to continue to offer securities to investors. The securities offered in this prospectus are shares of our Cayman Islands holding company, which has no material operations of its own and conducts substantially all of its operations through our operating entities established in China. See “Risk Factors” of this prospectus and the section entitled “Item 3D. Risk Factors” in our 2025 Annual Report incorporated by reference in this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 27, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC, utilizing a “shelf” registration process. We may offer and sell the securities described in this prospectus from time to time in one or more offerings on a continuous or delayed basis.

We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus (as supplemented or amended). We are offering to sell, and seeking offers to buy, securities only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered shares to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus (as supplemented or amended) is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus (as supplemented or amended) is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information” in this prospectus.

In addition, the new and rapidly changing nature of the heating, ventilation, and air conditioning (“HVAC”) services industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

Certain Definitions

The following is a summary of certain defined terms and concepts that we use throughout this prospectus:

“China” or “PRC”	The People’s Republic of China. The term has a correlative meaning. When used in the case of laws, regulations and rules, “China” or the “PRC” refers to only such laws, regulations and rules of mainland China. When used in the case of government, governmental authorities, regulatory agencies, courts, jurisdictions, tax, entities, enterprises, individuals and residents of “China”, “PRC”, or “Chinese”, it refers to only such government, governmental authorities, regulatory agencies, courts, jurisdictions, tax, entities, enterprises, individuals and residents of mainland China.

“CSRC”	The China Securities Regulatory Commission

“Exchange Act”	The Securities Exchange Act of 1934, as amended

“HVAC”	Heating, ventilation, and air conditioning

“Nasdaq”	Nasdaq Stock Market LLC

“ordinary shares”	Our ordinary shares, par value $0.000001 per share

“PCAOB”	The Public Company Accounting Oversight Board

“RMB” or “Renminbi”	Legal currency of China

“SEC”	The United States Securities and Exchange Commission

“Securities Act”	The Securities Act of 1933, as amended

“Shanyou HK”	Shan You International Group Limited, a limited company organized under the laws of Hong Kong and a wholly owned subsidiary of WF

“Shanyou HVAC”	Chengdu Shanyou HVAC Engineering Co., Ltd., a PRC limited liability company and wholly owned subsidiary of Sichuan Shanyou

“Sichuan Shanyou”	Sichuan Shanyou Zhiyuan Business Information Consulting Co., Ltd, a limited liability company organized under the laws of China, which is wholly owned by Shanyou HK

“US$,” “U.S. dollars,” “$,” and “dollars”	Legal currency of the United States

“We,” the “Company”, “our company”	WF International Limited, a Cayman Islands holding company, and together with all of its subsidiaries

“WF”	WF International Limited, a Cayman Islands holding company

“WF Nevada”	WF International Nevada LLC, a limited liability company organized under the laws of the State of Nevada, which is wholly owned by WF

“Wufang Boyuan”	Chengdu Wufang Boyuan Innovation Technology Co., Ltd., a PRC limited liability company and wholly owned subsidiary of WF Nevada

Our functional currency is the Renminbi. Solely for the convenience of the reader, U.S. dollars are used as reporting currency in our consolidated financial statements and in this Report. Monetary assets and liabilities denominated in Renminbi are translated into U.S. dollars at the rates of exchange as of the balance sheet date, equity accounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated using the average rate for the period. Unless otherwise noted, all translation from RMB to U.S. dollars and from U.S. dollars to RMB in this annual report were calculated with reference to the table below. No representation is made that the RMB amounts referred to in this annual report could have been or could be converted into U.S. dollars at such rate.

Numerical figures included in this prospectus may be subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain or may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs.

Any forward-looking statement you read in this prospectus, any prospectus supplement or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 20-F and 6-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

PROSPECTUS SUMMARY

Investors are cautioned that the securities may be offered under this prospectus are securities of WF, our Cayman Islands holding company, which is not a Chinese operating company nor does it have any substantive business operations. WF conducts business in China through its subsidiaries.

This summary highlights information contained elsewhere in this prospectus and incorporated by reference herein. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus and the documents incorporated by reference herein carefully, including the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, the section entitled “Item 3.D. Risk Factors” in our 2025 Annual Report incorporated by reference in this prospectus, and our audited consolidated financial statements for the fiscal years ended September 30, 2024 and 2025 and related notes in our 2025 Annual Report incorporated by reference in this prospectus, before deciding to invest in our ordinary shares.

Company Overview

WF is a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company with no material operations of its own, it conducts substantially all of its operations through its PRC subsidiaries, primarily Shanyou HVAC.

We are principally engaged in the provision of supply, installation, fitting-out and maintenance services for HVAC system, floor heating systems and water purification systems. We have provided the supply, installation and fitting-out services for HVAC systems for large-scaled commercial projects consisting of offices, hotels, manufactures, airports and hospitals, such as the International Finance Square HVAC projects across China, Chengdu Vanke Charm City, Chengdu Raffles Plaza, Chengdu Yinshi Plaza, Chengdu Metro No. Ten Line, and Panzhihua Jinhai Hotel. We currently focus on serving commercial real estate development clients that offer high-end fully furnished homes and pursuing contracts for industrial projects.

Since 2017, we have diversified our range of services or products to encompass heating and water purification solutions. Our offerings now include sales, installation, maintenance, and/or services of HVAC systems, floor heating systems and water purification systems in the high-end fully furnished residential projects.

Notable projects we have undertaken include, but are not limited to, (i) installation of 1,585 Toshiba brand units for the Jibao Ling Yun Feng Ge project (a 7.2 acres real estate development project in Chengdu, China, offering fully furnished units); (ii) 46 Mitsubishi Electric brand units for the B3 Group Air Conditioning Project in Luhu Ecological City (a 1.33 acres real estate development project); (iii) 864 Toshiba brand air-conditioning units for the Y9 Group project (a 5.27 acres real estate development project); (iv) 692 Toshiba brand air-conditioning units and 692 Brolan brand fresh air units for the C13 Group Air Conditioning Project (a 4.0 acres real estate development project); (v) 431 Toshiba brand units for the C20 Group Air Conditioning Project (2.8 acres real estate development project); (vi) 608 Gree brand units and 608 Brolan brand fresh air units for the Guangming Rongfu Air Conditioning and Fresh Air Project (a 3.33 acres real estate development project); (vii) 625 Toshiba brand units for the Phase 1, Section 1 Project of Shoukai Yunzhuming Mansion (a 3.33 acres real estate development project); and (viii) HVAC services for 20,000 square meters with Gree brand units for the Chengdu Longguang Century Center project.

Our current primary focus is on collaborating with property development companies that offer high-end fully furnished homes and pursuing contracts for industrial projects. We provide these clients with comprehensive electromechanical solutions, including the provision of supply, installation, fitting-out and maintenance services, for HVAC systems, floor heating systems and water purification systems. This approach has positioned us as an integrated supplier of both electromechanical products and installation services. Generally, we do not keep any inventories as our materials and equipment are purchased and consumed on a project-by-project basis. Suppliers of goods and services to our company mainly include: (i) suppliers of equipment of air-conditioning, fresh air ventilation, floor heating systems and water purification systems and related materials; and (ii) suppliers of subcontract services on our equipment and materials. In executing our projects, we are generally responsible for the planning of the engineering works, arrangement of direct labor and subcontractors, sourcing of materials and equipment, work supervision and quality control, and ensuring compliance with the customers’ requirements. We primarily subcontract the installation and fitting-out works of HVAC systems to our subcontractors, and we rely on the expertise of our in-house project team to ensure work quality that meets customer expectations and prescribed timelines. Our in-house team oversees engineering quality, procures equipment and materials, communicates with clients, handles project settlement, and controls costs. Further details of our suppliers are set out in the paragraphs headed “-Our Suppliers”.

We are driven by an experienced management team. Led by our CEO, Ke Chen, our business operation has formed a strong customer base in Chengdu and has expanded to neighboring cities including Meishan City and Mianyang City in Sichuan Province, Haikou in Hainan Province, and Chongqing, China. We generate revenues primarily through contracting services consisting of sales of products and provision of services. During the fiscal years ended September 30, 2025, 2024 and 2023, our revenues were approximately $13.4 million, $15.5 million, and $15.3 million, respectively. We generated net loss of approximately $3.3 million, for the fiscal year ended September 30, 2025 and net income of approximately $1.0 million and $1.5 million for the fiscal year ended September 30, 2024 and 2023, respectively.

Recent Developments

Initial Public Offering

On April 2, 2025, we closed our initial public offering (the “IPO”) for aggregate gross proceeds of $5,600,000, before deducting underwriting discounts and offering expenses.

Chaokun Investment

Since May 2025, in light of the stagnating real estate market in China and in an effort to diversify our revenue streams, we have taken steps in identifying and investing into business opportunities outside our current business portfolio. In September 2025, we entered into the Chaokun Investment Agreement with Chaokun and existing shareholders of Chaokun, pursuant to which we agreed to make an advance payment of approximately $688,299 to Chaokun in form of an non-interest bearing loan, and, upon conversion of such loan into equity, we will receive 49% equity interest in Chaokun. Chaokun operates an equine business in Chengdu, Sichuan. We believe Chaokun has a business with growth potential, as it’s one of the few companies in Southwest China with an international standard equestrian venue and a full service line including network of suppliers and related service providers (such as event operation, equestrian training, horse boarding and sales).

In February 2026, we issued 739,840 ordinary shares to a third-party advisor for its consulting services rendered and to be rendered in connection with the Company’s acquisition of control over Chengdu pursuant to a merger and acquisition consulting service agreement with such advisor.

2025 Registered Offering

On November 4, 2025, we entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with The Benchmark Company (“Benchmark”) and Axiom Capital Management, Inc. (“Axiom”, collectively, the “Placement Agents”), pursuant to which the Placement Agents acted, on a “reasonable best efforts” basis, as placement agents in connection with the Company’s offering (the “2025 Registered Offering”) of 1,720,688 units, each consisting of one ordinary share and one warrant to purchase ordinary shares (the “Units”). The Company issued to the Placement Agents warrants to purchase the ordinary shares equal to 5% of the ordinary shares sold and issued in the Offering (the “2025 Placement Agent Warrants”, and the ordinary shares to be issued upon exercise of the 2025 Placement Agent Warrants, the “2025 Placement Agent Warrant Shares”).

Under the terms of the 2025 Registered Offering, we sold each Unit at an offering price of $2.00 per Unit. The Units have no stand-alone rights and were not certificated or issued as stand-alone securities. The shares and the 2025 Investor Warrants underlying the Units were immediately separated and were issued separately in this offering. The 2025 Investor Warrants are exercisable immediately upon issuance and have an initial exercise price of $2.00 per share, subject to certain adjustments, and will expire five years from the date of issuance. The 2025 Investor Warrants also contain customary cashless exercise provision providing the holders with the ability to exercise the warrant on a “cashless basis” when and only when there is no effective registration statement registering the underlying ordinary shares. Pursuant to Section 3(i) of the 2025 Investor Warrants, on November 7, 2025, the board of directors of the Company approved the adjustment of the exercise price of the 2025 Investor Warrants from $2.00 per share to $0.75 per share, which adjustment took effect on the same date. The 2025 Investor Warrants contain ownership limitations pursuant to which a holder does not have the right to exercise any portion of their warrants if it would result in the holder (together with its affiliates) beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding ordinary shares.

The 2025 Placement Agent Warrants have substantially similar terms and conditions as the 2025 Investor Warrants, except that the 2025 Placement Agent Warrants have an exercise price of $2.50 per share and customary terms and restrictions, including FINRA Rule 5110(e)(1)-(2), for securities issued to placement agents as compensation.

On November 6, 2025, we closed the 2025 Registered Offering and received net proceeds of approximately $2.9 million, after deducting placement agents’ fees and expenses of approximately $0.5 million.

Our Holding Company Structure

WF is a holding company and an exempted company under the laws of the Cayman Islands with no material operations of its own. As a holding company with no material operations of its own, WF conducts substantially all of its operations through our subsidiaries established in mainland China, primarily Shanyou HVAC, which started its business in Chengdu, China in 2009. See “Item 4. Information on the Company - A. History and Development of the Company” in the 2025 Annual Report for more details.

We face various risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations and face various legal and operational risks and uncertainties relating to doing business in China. For example, we and our subsidiaries in the PRC face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a United States or other foreign exchange. These risks could result in a material adverse change in our operations and the value of our ordinary shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. For a detailed description of risks relating to doing business in China, please refer to risks disclosed under “Item 3. Key Information-D. Risk Factors-Risks Relating to Doing Business in China” in the 2025 Annual Report.

The PRC government’s significant discretion and authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations, including data security or anti-monopoly related regulations, in this nature may cause our securities to significantly decline in value or become worthless. For more details, see “Item 3. Key Information-D. Risk Factors-Risks Relating to Doing Business in China- The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations at any time, which could result in a material change in our operations and our ordinary shares could decline in value or become worthless” in the 2025 Annual Report.

Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our ordinary shares. For more details, see “Item 3. Key Information-D. Risk Factors-Risks Relating to Doing Business in China- There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations” in the 2025 Annual Report.

The chart below summarizes our corporate structure as of the date of this prospectus:

Cash and Other Assets Through Our Organization

Transfer of Funds and Other Assets

Within our direct holding structure, the cross-border transfer of funds from WF to its PRC subsidiaries is permitted under laws and regulations of the PRC currently in effect. Specifically, WF is permitted to provide funding to its PRC subsidiaries in the form of shareholder loans or capital contributions, subject to satisfaction of applicable government registration, approval and filing requirements in China. There are no quantity limits on WF’s ability to make capital contributions to its PRC subsidiaries under the PRC law and regulations. However, the PRC subsidiaries may only procure shareholder loans from overseas shareholders in an amount equal to the difference between their respective registered capital and total investment amount as recorded in the Chinese Foreign Investment Comprehensive Management Information System or 3.5 times of its net assets, at the discretion of such PRC subsidiary.

Except for intra-group borrowings of $7.3 million from Cayman Islands holding company to WF Nevada, there were no funds transfer between our Cayman Islands holding company and our subsidiaries, or among our PRC subsidiaries as of the date of this prospectus. The transfer of funds between our PRC subsidiaries are subject to the Provisions on Private Lending Cases, which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases set forth that private lending contracts will be upheld as invalid under the circumstance that (i) the lender swindles loans from financial institutions for relending; (ii) the lender relends the funds obtained by means of a loan from another profit-making legal person, raising funds from its employees, illegally taking deposits from the public; (iii) the lender who has not obtained the lending qualification according to the law lends money to any unspecified object of the society for the purpose of making profits; (iv) the lender lends funds to a borrower when the lender knows or should have known that the borrower intended to use the borrowed funds for illegal or criminal purposes; (v) the lending is in violation of public orders or good morals; or (vi) the lending is in violation of mandatory provisions of laws or administrative regulations. We have relied on the opinion of our PRC counsel, Yuan Tai Law Offices, that the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between subsidiaries.

We maintain cash flow management policies dictating how funds are transferred between our Cayman Islands holding company and our subsidiaries, and within our subsidiaries. Each transfer of cash, is subject to internal approvals from at least two manager-level personnel, including submitting supporting documentation (such as payment request, payment receipts or invoices), reviewing the documentation, and executing the payment. A single employee is not allowed to complete each and every stage of a cash transfer, but rather only specific parts of the whole procedure. Only the finance department is authorized to make cash transfers. Within the finance department, the roles for payment approval, payment execution, record keeping, and auditing are segregated to minimize risk.

The PRC Enterprise Income Tax Law (the “EIT Law”) and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries.

There is no assurance that the PRC government will not intervene or impose restrictions on the ability of us or our subsidiaries to transfer cash. Most of our cash is in Renminbi, and the PRC government could prevent the cash maintained in our bank accounts in mainland China from leaving mainland China, could restrict deployment of the cash into the business of our subsidiaries and restrict the ability to pay dividends. For details regarding the restrictions on our ability to transfer cash between us, and our subsidiaries, see “Item 3. Key Information-D. Risk Factors-Risks Related to Doing Business in China - We rely on dividends and other distributions on equity paid by our subsidiaries to fund offshore cash and financing requirements and any limitation on the ability of our PRC subsidiaries to transfer cash out of China and/or make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities” in the 2025 Annual Report.

Dividend Distribution to Investors

We have not previously declared or paid any cash dividend, dividend in kind or distributions, and have no plan to declare or pay any dividends or distributions in the near future on our shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. For more information, see “Item 8. Financial Information-8.A. Consolidated Statements and Other Financial Information-Dividends” in the 2025 Annual Report.

WF’s ability to pay dividends, if any, to its shareholders and to service any debt it may incur will depend upon dividends paid by our PRC subsidiaries. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, under PRC law, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. These reserves are not distributable as cash dividends. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to WF. See “Item 4. Information on the Company - Regulations - Regulations on Dividend Distributions” in the 2025 Annual Report. See also “Item 3 - 3.D. Risk Factors - Risks Related to Doing Business in China - We rely on dividends and other distributions on equity paid by our subsidiaries to fund offshore cash and financing requirements and any limitation on the ability of our PRC subsidiaries to make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities” in the 2025 Annual Report.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. If certain procedural requirements are satisfied, the payment of current account items, including profit distributions and trade and service related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE or its local branches. However, where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with competent government authorities or its authorized banks is required. If we fail to comply with such requirements and satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our offshore intermediary holding companies or ultimate parent company, and therefore, our shareholders. We cannot assure you, in light of such requirements relating to the convertibility of Renminbi into foreign currencies, that our current or future PRC subsidiaries will be able to satisfy their respective payment obligations that are denominated in foreign currencies, including the remittance of dividends outside of the PRC.

The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of mainland China. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any.

Effect of the Holding Foreign Companies Accountable Act

The HFCA Act, which was signed into law on December 18, 2020, requires a foreign company to submit that it is not owned or manipulated by a foreign government or disclose the ownership of governmental entities and certain additional information, if the PCAOB is unable to inspect completely a foreign auditor that signs the company’s financial statements. If the PCAOB is unable to inspect the Company’s auditors for three consecutive years, the Company’s securities will be prohibited from trading on a national exchange.

On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCA Act. Such final rules establish procedures that the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” (a registrant identified by the SEC as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction) and (ii) prohibiting the trading of an issuer that is a Commission-Identified Issuer for three consecutive years under the HFCA Act. The SEC began identifying Commission-Identified Issuers for the fiscal years beginning after December 18, 2020. A Commission-Identified Issuer is required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended, for example, September 30, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended September 30, 2022.

On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. This list did not include ZH CPA, LLC., our current auditor. Our auditor, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and MOF, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong without any limitations on scope. However, uncertainties exist with respect to the implementation of this framework and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Statement of Protocol. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary.

On December 29, 2022, the Consolidated Appropriations Act, 2023, was signed into law, which amended the HFCA Act (i) to reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two, and (ii) so that any foreign jurisdiction could be the reason why the PCAOB does not have complete access to inspect or investigate a company’s auditor. As it was originally enacted, the HFCA Act applied only if the PCAOB’s inability to inspect or investigate was due to a position taken by an authority in the foreign jurisdiction where the relevant public accounting firm is located. As a result of the Consolidated Appropriations Act, 2023, the HFCA Act now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located.

If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, then such lack of inspection could cause our securities to be delisted from the stock exchange.

For details on the effects of HFCA Act on us, see “Item 3. Key Information - D. Risk Factors - Risks Related to Doing Business in China - Our ordinary shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditors. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment” in the 2025 Annual Report.

Regulatory Developments

The PRC government has initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

Among other things, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”) and Anti-Monopoly Law of the People’s Republic of China promulgated by the Standing Committee of the National People’s Congress (the “SCNPC”) which became effective in 2008 and amended and put into effect as from August 1, 2022 (the “Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions of the State Council on the Standard for Declaration of Concentration of Business Operators, issued by the State Council in 2008 and amended on September 19, 2018, are triggered. Moreover, the Anti-Monopoly Law requires that transactions which involve national security, the examination on national security shall also be conducted according to the relevant provisions of the State Council. In addition, the PRC Measures for the Security Review of Foreign Investment which became effective in January 2021 require acquisitions by foreign investors of PRC companies engaged in military-related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition.

On July 6, 2021, the relevant PRC governmental authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law, or the Opinions. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As official guidance and related implementation rules on these opinions have not been issued yet, the interpretation of these opinions remains unclear at this stage. See “Item 3. Key Information-D. Risk Factors-Risks Relating to Doing Business in China- Approval of the CSRC or other PRC government authorities may be required in connection with our future offerings under PRC law, and if required, we cannot predict whether or for how long we will be able to obtain such approval” in the 2025 Annual Report.

On December 28, 2021, the Measures for Cybersecurity Review (2021 Version) was promulgated and became effective on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. The Measures for Cybersecurity Review (2021 Version), further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. We have relied on the opinion of our PRC counsel, Yuan Tai Law Offices, that as a result of: (i) we do not hold personal information on more than one million users in our business operations; and (ii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities, we are not required to apply for a cybersecurity review under the Measures for Cybersecurity Review (2021 Version).

As advised by our PRC legal counsel, Yuan Tai Law Offices, the PRC governmental authorities may have wide discretion in the interpretation and enforcement of these laws, including the interpretation of the scope of “critical information infrastructure operators.” In anticipation of the strengthened implementation of cybersecurity laws and regulations and the continued expansion of our business, we may face challenges in addressing its requirements and make necessary changes to our internal policies and practices in data processing. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity review made by the CAC on such basis, and we have not received any inquiry, notice, warning, or sanctions in such respect.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law, which integrates the scattered rules with respect to personal information rights and privacy protection and took effect on November 1, 2021. Personal information refers to information related to identified or identifiable natural persons which is recorded by electronic or other means and excluding anonymized information. The Personal Information Protection Law provides that a personal information processor could process personal information only under prescribed circumstances such as with the consent of the individual concerned and where it is necessary for the conclusion or performance of a contract to which such individual is a party to the contract. If a personal information processor shall provide personal information to overseas parties, various conditions shall be met, which includes security evaluation by the national network department and personal information protection certification by professional institutions. The Personal Information Protection Law raises the protection requirements for processing personal information, and many specific requirements of the Personal Information Protection Law remain to be clarified by the CAC, other regulatory authorities, and courts in practice. We may be required to make further adjustments to our business practices to comply with the personal information protection laws and regulations.

On February 17, 2023, CSRC released the Trial Measures together with five guidelines, which became effective on March 31, 2023. The Trial Measures lay out the filing regulation arrangement for both direct and indirect overseas listing by PRC domestic companies, and clarify the determination criteria for indirect overseas listing in overseas markets. Any future securities offerings and listings outside of mainland China by our Company, including but not limited to, follow-on offerings, secondary listings and going private transactions, will be subject to the filing requirements with the CSRC under the Trial Measures. As there is uncertainty with respect to the filing requirements under the Trial Measures and their implementation, we cannot be sure that we will be able to complete such filings in a timely manner, or at all. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless. See “Item 3. Key Information - D. Risk Factors - Risks Relating to Doing Business in China - Approval of the CSRC or other PRC government authorities may be required in connection with our future offerings under PRC law, and if required, we cannot predict whether or for how long we will be able to obtain such approval” in the 2025 Annual Report.

Permits and Permission Required from the PRC Authorities for Our Operations and Securities Offerings

Currently, we and our PRC subsidiaries have received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied. Such licenses and permissions include Business License, Safety Manufacturing License and Construction Industry Enterprises Qualification Certificate.

As of the date of this prospectus, WF and its PRC subsidiaries are not subject to permission requirements from the CSRC, the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve of its PRC subsidiaries’ operations. Furthermore, as of the date of this prospectus, apart from the filing of our initial public offering with the CSRC in compliance with the Trial Measures, which the CSRC has completed and published on its website on April 2, 2024, and the filing in connection with the 2025 Registered Offering which has been submitted to CSRC and is currently under review by CSRC. WF and our PRC subsidiaries, (i) are not required to obtain permissions from the PRC authorities, including the CSRC or the CAC, to offer securities to investors; and (ii) have not received or were denied such permissions by any PRC authority. We are subject to the risks of uncertainty of any future actions of the PRC government in this regard including the risk that we inadvertently conclude that the permission or approvals discussed here are not required, that applicable laws, regulations or interpretations change such that we and our PRC subsidiaries are required to obtain approvals in the future.

Summary of Significant Risk Factors

Risks Related to Doing Business in China

We are subject to risks and uncertainties relating to doing business in China in general, including, but are not limited to, the following:

●	The CSRC has recently released the Trial Measures for China-based companies seeking to conduct overseas offering and listing in foreign markets. Under the Trial Measures, the PRC government exerts more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our ordinary shares to investors and could cause the value of our ordinary shares to significantly decline or such shares to become worthless. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in China — The CSRC has recently released the Trial Measures for China-based companies seeking to conduct overseas offering and listing in foreign markets. Under the Trial Measures, the PRC government exerts more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares to investors and could cause the value of our ordinary shares to significantly decline or such shares to become worthless” in the 2025 Annual Report.

●	Changes in the political and economic policies of the PRC government or in relations between China and the United States may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in China — Changes in the political and economic policies of the PRC government or in relations between China and the United States may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies” in the 2025 Annual Report.

●	There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in China — There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations” in the 2025 Annual Report.

●	The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and this offering at any time, which could result in a material change in our operations and our ordinary shares could decline in value or become worthless. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in China — The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and this offering at any time, which could result in a material change in our operations and our ordinary shares could decline in value or become worthless” in the 2025 Annual Report.

●	The rules and regulations in China can change quickly with little advance notice and uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could limit the legal protections available to you and us. See “Item 3. Key Information - D. Risk Factors — The rules and regulations in China can change quickly with little advance notice and uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could limit the legal protections available to you and us” in the 2025 Annual Report.

●	To the extent cash or assets in our business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong in the event of any interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in China — To the extent cash or assets in our business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong in the event of any interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies” in the 2025 Annual Report.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us, our executive officers or directors based on foreign laws. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in China — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws” in the 2025 Annual Report.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in the 2025 Annual Report.

●	We rely on dividends and other distributions on equity paid by our subsidiaries to fund offshore cash and financing requirements and any limitation on the ability of our PRC subsidiaries to transfer cash out of China and/or make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in China — We rely on dividends and other distributions on equity paid by our subsidiaries to fund offshore cash and financing requirements and any limitation on the ability of our PRC subsidiaries to transfer cash out of China and/or make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities” in the 2025 Annual Report.

●	Our ordinary shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditor. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in China — Our ordinary shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditors. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, the Accelerating Holding Foreign Companies Accountable Act which was enacted on December 29, 2022 amends the HFCA Act and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three” in the 2025 Annual Report.

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

●	Our business relies on successful tenders and any failure of ours to secure tender contracts could materially adversely affect our operations and financial results. See “Item 3. Key Information - D. Risk Factors - Our business relies on successful tenders and any failure of ours to secure tender contracts could materially adversely affect our operations and financial results” in the 2025 Annual Report.

●	Error or inaccurate estimation of project duration or costs may result in substantial loss or adversely affect our revenue and profitability. See “Item 3. Key Information - D. Risk Factors - Error or inaccurate estimation of project duration or costs may result in substantial loss or adversely affect our revenue and profitability” in the 2025 Annual Report.

●	Our revenue and profit margin are subject to fluctuations driven by various factors and our past revenue and profit margin may not be indicative of our future financial performance. See “Item 3. Key Information - D. Risk Factors - Our revenue and profit margin are subject to fluctuations driven by various factors and our past revenue and profit margin may not be indicative of our future financial performance” in the 2025 Annual Report.

●	Some of our major customers require access to substantial financing. Their failure to obtain adequate financing in a timely manner could affect our financial performance and condition. See “Item 3. Key Information - D. Risk Factors – Some of our major customers require access to substantial financing. Their failure to obtain adequate financing in a timely manner could affect our financial performance and condition” in the 2025 Annual Report.

●	We may not be able to receive the full amount due from customers for our work. See “Item 3. Key Information - D. Risk Factors - We may not be able to receive the full amount due from customers for our work” in the 2025 Annual Report.

●	Over reliance on our major suppliers may adversely affect our business operation in the event of supply chain disruptions. See “Risk Factors - Over reliance on our major suppliers may adversely affect our business operation in the event of supply chain disruptions” in the 2025 Annual Report.

●	Unsatisfactory performance by our subcontractors or the unavailability of subcontractors may adversely affect our operations and profitability. See “Item 3. Key Information - D. Risk Factors - Unsatisfactory performance by our subcontractors or the unavailability of subcontractors may adversely affect our operations and profitability” in the 2025 Annual Report.

●	Changes in U.S. and international trade policies, particularly with regard to China, and the ongoing trade war between China and the United States, may adversely impact our business and operating results. See “Item 3. Key Information - D. Risk Factors - Changes in U.S. and international trade policies, particularly with regard to China, and the ongoing trade war between China and the United States, may adversely impact our business and operating results” in the 2025 Annual Report.

●	We have identified a material weakness in our internal controls over financial reporting. If we do not adequately remediate this material weakness, or if we experience additional material weaknesses in the future or otherwise fail to maintain effective internal controls, we may not be able to accurately or timely report our financial condition or results of operations, or comply with the accounting and reporting requirements applicable to public companies, which may adversely affect investor confidence in us and the market price of our shares. See “Item 3. Key Information - D. Risk Factors - We have identified a material weakness in our internal controls over financial reporting. If we do not adequately remediate this material weakness, or if we experience additional material weaknesses in the future or otherwise fail to maintain effective internal controls, we may not be able to accurately or timely report our financial condition or results of operations, or comply with the accounting and reporting requirements applicable to public companies, which may adversely affect investor confidence in us and the market price of our shares” in the 2025 Annual Report.

Risks Related to the Ownership of our Ordinary Shares

In addition to the risks and uncertainties described above, we are subject to risks relating to ordinary shares and this offering, including, but not limited to, the following:

●	An active trading market for our ordinary shares may not develop and the trading price for our ordinary shares may fluctuate significantly. See “Item 3. Key Information - D. Risk Factors - An active trading market for our ordinary shares may not develop and the trading price for our ordinary shares may fluctuate significantly” in the 2025 Annual Report.

●	Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our ordinary shares.

●	The issuance of additional ordinary shares or convertible securities may dilute your ownership and could adversely affect the share price.

●	The trading price of our ordinary shares may be volatile, which could result in substantial losses to investors. See “Item 3. Key Information - D. Risk Factors - The trading price of our ordinary shares may be volatile, which could result in substantial losses to investors” in the 2025 Annual Report.

●	We may need additional capital but may not be able to obtain it on favorable terms or at all. See “Item 3. Key Information - D. Risk Factors - We may need additional capital but may not be able to obtain it on favorable terms or at all” in the 2025 Annual Report.

Implications of Being an Emerging Growth Company

We had less than $1.235 billion in revenue during our last fiscal year. As a result, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our ordinary shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” if our annual gross revenues exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period.

Implications of Being a Foreign Private Issuer

We report under the Exchange Act, as a non-U.S. company with “foreign private issuer” status. Even after we no longer qualify as an emerging growth company, so long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act and the rules thereunder that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. GAAP;

●	the sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of any securities registered under the Exchange Act;

●	the sections of the Exchange Act that impose liability on insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act that require the filing with the SEC of quarterly reports on Form 10-Q, containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events.

We are required to file with the SEC, within four months after the end of each fiscal year (or such other reports required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

Implications of Being a Controlled Company

Our director and Chief Executive Officer, Ms. Ke Chen, beneficially owns a majority of our ordinary shares as of the date of this prospectus and we are a “controlled company” as defined under the Nasdaq Listing Rules. For so long as we are a “controlled company”, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Our status as a  “controlled company” could cause our ordinary shares to look less attractive to certain investors or otherwise harm the trading price of our ordinary shares.

Corporate Information

Our principal executive offices are located at No. 1110, 11th Floor, Unit 1, Building 7, No. 477, Wanxing Road, Chengdu, Sichuan, China 610041, and our telephone number is +86 (28) 86210882. Our registered office in the Cayman Islands is at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands or at such other place in the Cayman Islands as our directors may at any time decide. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19711.

DIVIDEND POLICY

Our board of directors has discretion regarding whether to declare or pay dividends, subject to the amended and restated memorandum and articles of association of our company and certain requirements of Cayman Islands law. All dividends are subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that we are able to pay our debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We have never declared or paid cash dividends on our ordinary shares. We currently do not have any plans to pay cash dividends. Rather, we currently intend to retain all of our available funds and any future earnings to operate and grow our business.

Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information included or incorporated by reference in this prospectus before making an investment in our ordinary shares, including the section entitled “Item 3.D. Risk Factors” in our 2025 Annual Report incorporated by reference in this prospectus. Our business, financial condition or results of operations could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our ordinary shares could decline and you could lose all or part of your investment.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our ordinary shares.

Our ordinary shares are listed on Nasdaq under the symbol “WXM.” We cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future. In order to continue listing our securities on Nasdaq, we must maintain certain financial, distribution and share price levels.

On December 24, 2025, we received the Notice from the Nasdaq Staff notifying us that we are not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1) for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5450(a)(1) requires listed securities to maintain a minimum bid price of $1.00 per share, and Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. The Notice does not impact the listing of our ordinary shares on Nasdaq at this time. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have 180 calendar days, or until June 22, 2026, to regain compliance with the minimum bid price requirement.. In the event that we do not regain compliance within this 180-day period, we may be eligible to seek an additional compliance period of 180 calendar days if we meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the minimum bid price requirement, and provide written notice to Nasdaq of our intent to cure the deficiency during this second compliance period by effecting a reverse stock split if necessary. However, if it appears to the Nasdaq Staff that we will not be able to cure the deficiency, or if we are otherwise not eligible, Nasdaq will provide notice to us that our ordinary shares will be subject to delisting. We are actively monitoring the closing bid price of our ordinary shares and evaluating available options to regain compliance with the minimum bid price requirement. There can be no assurance that we will regain compliance with Nasdaq’s minimum bid price requirements.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, which would harm the value of the shareholders’ investment, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our ordinary shares come within the definition of “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our ordinary shares have been approved for listing on Nasdaq, our ordinary shares will be covered securities. Although the states are pre-empted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case.

The issuance of additional ordinary shares or convertible securities may dilute your ownership and could adversely affect the share price.

From time to time in the future, WF may issue additional ordinary shares or securities convertible into ordinary shares pursuant to a variety of transactions, including acquisitions. Additional ordinary shares may also be issued upon exercise of outstanding stock options and warrants to purchase ordinary shares including the issuance of warrant shares upon exercise of 2025 Investor Warrants. The issuance by us of additional ordinary shares or securities convertible into ordinary shares would dilute your ownership of WF and the sale of a significant amount of such shares in the public market could adversely affect prevailing market prices of our ordinary shares. Subject to the beneficial ownership limitations, shares issuable upon exercise of the 2025 Investor Warrants will be available for resale immediately in the public market without restriction.

Issuing additional ordinary shares of WF, other equity securities, or securities convertible into equity may dilute the economic and voting rights of our existing shareholders, reduce the market price of our ordinary shares, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preference shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our ordinary shares. WF’s decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing, or nature of our future offerings. As a result, holders of WF’s ordinary shares bear the risk that WF’s future offerings may reduce the market price of WF’s ordinary shares and dilute their percentage ownership.

USE OF PROCEEDS

Unless we indicate otherwise in a prospectus supplement, we plan to use the net proceeds from the sale of the securities for general corporate purposes.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more of the following ways:

●	to or through underwriters or dealers;

●	through agents;

●	directly to one or more purchasers; or

●	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or any dealers acting for us or on our behalf may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may distribute securities from time to time in one or more of transactions:

●	at a fixed price or prices, which may be changed;

●	at prices relating to prevailing market prices at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

A prospectus supplement with respect to the offered securities will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents;

●	any public offering price or purchase price of the securities or other consideration therefor,

●	the proceeds from such sale;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which the securities may be listed.

Sale through Underwriters or Dealers

If we use underwriters for the sale of securities, they will acquire securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriter or underwriters of a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.

If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Sales through Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

Direct Sales

We may also sell securities directly without using agents, underwriters, or dealers.

Market Making, Stabilization and Other Transactions

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act, that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in an applicable prospectus supplement.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loan of Pledge of Securities

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, ordinary shares, preference shares, debt securities, subscription rights, warrants and/or units consisting of two or more of these classes or series of securities. The total dollar amount of all securities that we may issue under this prospectus will not exceed $60,000,000.

DESCRIPTION OF ORDINARY SHARES

Our authorized share capital is US$50,000 divided into (i) 49,000,000,000 ordinary shares of a par value of US$0.000001 each and (ii) 1,000,000,000 preference shares of a par value of US$0.000001 each.

A description of our ordinary shares can be found under the heading “Exhibit 2.1. Description of Securities” in our 2025 Annual Report, and any amendments or reports filed for the purpose of updating such description.

DESCRIPTION OF PREFERENCE SHARES

The particular terms of each issue or series of preference shares will be described in the applicable prospectus supplement. This description will include, where applicable, a description of:

●	the title and nominal value of the preference shares;

●	the number of preference shares we are offering;

●	the liquidation preference per preference share, if any;

●	the issue price per preference share (or if applicable, the calculation formula of the issue price per preference share);

●	whether preferential subscription rights will be issued to existing shareholders;

●	the dividend rate per preference share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the relative ranking and preferences of the preference shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

●	the procedures for any auction and remarketing, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preference shares on any securities exchange or market;

●	whether the preference shares will be convertible into our ordinary shares or preference shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preference shares;

●	preemption rights, if any;

●	other restrictions on transfer, sale or assignment, if any;

●	a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preference shares;

●	any limitations on issuances of any class or series of preference shares ranking senior to or on a parity with the series of preference shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any rights attached to the preference shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preference shares.

Our board of directors may cause us to issue from time to time, out of our authorized share capital (other than the authorized but unissued ordinary shares), series of preference shares in their absolute discretion and without approval of the shareholders; provided, however, before any preference shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preference shares, the terms and rights of that series.

When we issue preference shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.

The issuance of preference shares could adversely affect the voting power of holders of ordinary shares and reduce the likelihood that holders of ordinary shares will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ordinary shares. The issuance of preference shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares or preference shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

●	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

●	a discussion of material income tax considerations applicable to the debt securities;

●	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into ordinary shares or preference shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of ordinary shares, preference shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase ordinary shares, preference shares, debt securities or any combination of these securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material Cayman Islands or United States federal income tax consequences;

●	the antidilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and a warrant agent (if applicable) may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase ordinary shares, preference shares, debt securities or other securities. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;

●	the securities for which such subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

EXPENSES

We will incur SEC registration fee, printing costs, legal fees and expenses, accounting fees and expenses, and others in connection with the offering of securities. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

LEGAL MATTERS

We are being represented by Ellenoff Grossman& Schole LLP with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the ordinary shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for Yuan Tai Law Offices. Ellenoff Grossman & Schole LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Yuan Tai Law Offices with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements as of and for the years ended September 30, 2025 and 2024, incorporated by reference in this prospectus to the Annual Report on Form 20-F for the year ended September 30, 2025, have been so incorporated in reliance on the report of ZH CPA, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The offices of ZH CPA, LLC are located at 999 18th Street, Suite 3000, Denver, Colorado, 80202 USA.

ENFORCEMENT OF CIVIL LIABILITIES

We have been advised by our Cayman Islands legal counsel, Maples and Calder (Hong Kong) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, in so far as the liabilities imposed by those provisions are penal in nature. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any reexamination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty, (v) is not impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

We have been advised by our PRC counsel, Yuan Tai Law Offices, that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between different jurisdictions, and PRC courts will not recognize or enforce these foreign judgments if PRC courts believe the foreign judgments violate the basic principles of PRC laws or national sovereignty, security or public interest after review. However, currently, China does not have treaties or reciprocity arrangement providing for recognition and enforcement of foreign judgments ruled by courts in the United States or the Cayman Islands. Thus, it is uncertain whether a PRC court would enforce a judgment ruled by a court in the United States or the Cayman Islands.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file Annual Reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in our home country, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. You may inspect a copy of the registration statement through the SEC’s website, as provided above. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file with the SEC after the date of this prospectus and before the termination or completion of this offering will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

The documents we are incorporating by reference are:

●	our Reports on Form 6-K furnished to the SEC on May 5, 2026, April 2, 2026 and March 23, 2026; and

●	our Annual Report on Form 20-F for the fiscal year ended September 30, 2025, filed with the SEC on January 30, 2026; and

●	the description of our ordinary shares contained in our registration statement on Form 8-A filed on December 20, 2024 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and we may also incorporate certain reports on Forms 6-K that we furnish to the SEC by identifying in such forms that they are being incorporated by reference into this Form F-3 after (i) the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement (if they state that they are incorporated by reference into such registration statement) and (ii) the date of this prospectus prior to the termination of this offering (if they state that they are incorporated by reference into this prospectus). In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Ni Jiang

WF International Limited

No. 1110, 11th Floor, Unit 1, Building 7

No. 477, Wanxing Road

Chengdu, Sichuan, China, 610041

Tel: +86 (28) 86210882

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended September 30, 2025 and in our reports on Form 6-K incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since September 30, 2025.

WF International Limited

An aggregate offering amount of $166,999.50

Prospectus Supplement

August 20, 2026